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                      FORM OF PUBLICLY OFFERED CERTIFICATE

                              CLASS [ ] CERTIFICATE

                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-7
                              CLASS [ ] CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[THIS CLASS [ ] CERTIFICATE IS SUBORDINATED TO THE EXTENT DESCRIBED HEREIN AND IN THE TRUST AGREEMENT REFERENCED HEREIN.]

THIS CLASS [ ] CERTIFICATE REPRESENTS A REMIC REGULAR INTEREST FOR FEDERAL INCOME TAX PURPOSES.

THE PRINCIPAL OF THIS CLASS [    ] CERTIFICATE IS SUBJECT TO PREPAYMENT FROM
TIME TO TIME WITHOUT SURRENDER OF OR NOTATION ON THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

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                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-7
                              CLASS [ ] CERTIFICATE

INITIAL CERTIFICATE RATE                     APPROXIMATE AGGREGATE INITIAL
PER ANNUM: [ ]%(1)                           CERTIFICATE PRINCIPAL BALANCE OF
                                             THE CLASS [ ] CERTIFICATES AS OF
                                             THE CLOSING DATE: $[    ]

PERCENTAGE INTEREST: [ ]%

MINIMUM DENOMINATION:                        $[ ] AND $[ ] IN EXCESS OF $[  ]

DATE OF THE TRUST                            APPROXIMATE AGGREGATE SCHEDULED
AGREEMENT:                                   PRINCIPAL BALANCE AS OF THE CUT-OFF
JUNE 1, 2004                                 DATE OF THE MORTGAGE LOANS HELD BY
                                             THE TRUST: $699,836,637

CLOSING DATE:                                SERVICERS:
JUNE 30, 2004                                COUNTRYWIDE HOME LOANS SERVICING LP
                                             NATIONAL CITY MORTGAGE CO.

FIRST DISTRIBUTION DATE:
JULY 26, 2004

FINAL SCHEDULED                              TRUSTEE: JPMORGAN CHASE BANK
DISTRIBUTION DATE:                           CUSTODIAN: JPMORGAN CHASE BANK
JUNE 25, 2034

NO. [ ]                                      CUSIP NUMBER: [    ]
                                             ISIN NUMBER: [    ]



------------------------
(1) For each Distribution Date, the Certificate Rate for the Class [ ] Certificates will equal a variable rate determined in accordance with the Trust Agreement.

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                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-7
                              CLASS [ ] CERTIFICATE

      evidencing a beneficial ownership interest in a Trust consisting of the entire beneficial ownership of a pool of certain hybrid adjustable-rate single family, fully amortizing, first lien Mortgage Loans formed and sold by

                          GS MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR INTEREST IN, AND IS NOT GUARANTEED BY, GS MORTGAGE SECURITIES CORP., THE SERVICERS, THE TRUSTEE, THE CUSTODIAN OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT:

                                   CEDE & CO.

is the registered owner of the Percentage Interest evidenced by this Certificate in the Class [ ] Certificates (the "Class [ ] Certificates") issued by the trust (the "Trust") created pursuant to a Trust Agreement, dated as specified above (the "Trust Agreement"), between GS Mortgage Certificates Corp., as depositor (hereinafter the "Depositor," which term includes any successor entity under the Trust Agreement) and JPMorgan Chase Bank, as trustee (in such capacity, the "Trustee") and custodian (in such capacity, the "Custodian"), a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of a pool of Mortgage Loans. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement and also is subject to certain terms and conditions set forth in the Sale Agreements and the Servicing Agreements, to which the Sale Agreements and the Servicing Agreements the Holder of this Certificate, by virtue of the acceptance hereof assents and by which such Certificateholder is bound.

            Distributions on this Certificate (including the final distribution on this Certificate) will be made out of the related Available Distribution Amount, to the extent and subject to the limitations set forth in the Trust Agreement, on the 25th day of each month, or if such day is not a Business Day, the next succeeding Business Day, beginning in June 2004 (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the Interest Accrual Period related to such Distribution Date (the "Record Date"). Distributions on this Certificate will generally be made from collections on Mortgage Loans. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Distributions on this Certificate will be paid in accordance with the terms of the Trust Agreement, the Sale Agreements and the Servicing Agreements. Distributions allocated to

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this Certificate on any Distribution Date will be an amount equal to this
Certificate's Percentage Interest of the related Available Distribution Amount to be distributed on this Class of Certificates as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Trust Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates, Series 2004-7 (herein called the "Certificates"), and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the quotient, expressed as a percentage, obtained by dividing the denomination of this Certificate specified on the face hereof by the aggregate [Certificate Balance] [Notional Amount] of all the Class [ ] Certificates. The Certificates are issued in multiple Classes designated as specifically set forth in the Trust Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated among the Classes of Certificates on the applicable Distribution Date in the manner set forth in the Trust Agreement. To the extent provided in the Trust Agreement, with respect to Realized Losses and interest shortfalls, the Subordinate Certificates will be subordinated to the Senior Certificates and each of the Subordinate Certificates will be subordinated to each of the other Subordinate Certificates with a lower numerical class designation, if any. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class, as described in the Trust Agreement.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Trust Agreement. As provided in the Trust Agreement, withdrawals from the Collection Accounts, the Certificate Account and related accounts shall be made from time to time for purposes other than distributions to Holders, such purposes including reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and administration of the Trust.

            All distributions or allocations made with respect to each Class on any Distribution Date shall be allocated in accordance with the Trust Agreement. Payment shall be made either (1) by check mailed to the address of each Certificateholder as it appears in the Certificate Register on the Record Date immediately prior to such Distribution Date or (2) with respect to the Certificates other than the Residual Certificates, by wire transfer of immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing by the Record Date immediately prior to such Distribution Date and such Certificateholder is the registered owner of an initial Certificate Principal Balance or Notional Amount of at least $1,000,000. The Trustee may charge the Certificateholder a fee for any payment made by wire transfer. Final distribution on the Certificates will be made only upon surrender of the Certificates at the offices of the Certificate Registrar set forth in the notice of such final distribution.

            The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the

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Trustee and the Custodian and the rights of the Certificateholders under the
Trust Agreement at any time by the Depositor, the Trustee and the Custodian with the consent of the Certificateholders entitled to at least 51% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders.

            The Certificates are issuable in fully registered form only, without coupons, in denominations specified in the Trust Agreement. As provided in the Trust Agreement and subject to any limitations on transfer of this Certificate by a Depository or its nominee and certain limitations set forth in the Trust Agreement, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the principal Corporate Trust Office of the Trustee or such other offices or agencies appointed by the Trustee for that purpose and such other locations provided in the Trust Agreement, duly endorsed by or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to, the Trustee and the Certificate Registrar duly executed by the Certificateholder hereof, or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in the same aggregate Certificate Principal Balance will be issued to the designated transferee or transferees.

            As provided in the Trust Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for a new Certificate of the same Class in the same denomination. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Trustee, the Custodian and the Certificate Registrar and any agent of the Depositor, the Trustee, the Custodian or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Custodian, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The obligations created by the Trust Agreement will terminate upon payment to the Certificateholders of all amounts held in the Collection Accounts and the Certificate Account required to be paid to the Certificateholders pursuant to the Trust Agreement, following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure of any such Mortgage Loan and (ii) the repurchase of all the assets of the Trust by Countrywide Home Loans Servicing LP or the Depositor, in accordance with the Trust Agreement when the aggregate Scheduled Principal Balance of the Mortgage Loans equals 10% or less of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date. Written notice of termination will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination.

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            Any such repurchase of Mortgage Loans and property acquired in respect of the Mortgage Loans shall be made at the Termination Price.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

            THIS CERTIFICATE AND THE TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

            The Trustee has executed this Certificate on behalf of the Trust as Trustee under the Trust Agreement, and the Trustee shall be liable hereunder only in respect of the assets of the Trust.

            Capitalized terms used herein and not defined herein shall have the meaning assigned to them in the Trust Agreement.

            In the event that the terms of this Certificate conflict with the terms of the Trust Agreement, the terms of the Trust Agreement shall control.

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            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: June 30, 2004     JPMORGAN CHASE BANK,
                            not in its individual capacity but solely as Trustee

                         By:____________________________________________________
                            AUTHORIZED OFFICER

                          CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS [ ] CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED TRUST AGREEMENT.

                         JPMORGAN CHASE BANK,
                           as Certificate Registrar

                         By:____________________________________________________
                            AUTHORIZED OFFICER

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                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common      UNIF GIFT MIN ACT --  ____Custodian________
TEN ENT -- as tenants by the                                (Cust)       (Minor)
   entireties

JT TEN -- as joint tenants with      Under Uniform Gifts to Minors Act__________
rights of survivorship and not as                                       (State)
   Tenants in Common

                    Additional abbreviations may also be used
                          though not in the above list.

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                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF
ASSIGNEE________________________________________________________________________

________________________________________________________________________________

            (Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and, appoint _____ (Attorney) to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated: ______________________           ________________________________________

                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this certificate in every particular without alteration or enlargement or any change whatever.

______________________________

SIGNATURE GUARANTEED: The
signature must be guaranteed by
a commercial bank or trust
company or by a member firm of
the New York Stock Exchange or
another national certificates
exchange. Notarized or witnessed
signatures are not acceptable.

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                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distribution shall be made, by wire transfer or otherwise, in immediately available funds, to ___________________________, for the account of _____________________, account number _________________, or if mailed by check to ______________________________. Applicable reports and statements should be mailed to __________________________. This information is provided by ____________________________, the assignee named above, or _______________, as agent.